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Exhibit 99.1

FOR IMMEDIATE RELEASE:
Hank Pennington
Director of Investor Relations
(770) 657-6246

Superior Essex Inc. Reports
Fourth Quarter 2003 Results

        ATLANTA, GA, March 5, 2004—Superior Essex Inc. (SESX.OB), one of the largest wire and cable companies in North America, today reported its December 31, 2003 financial results.

        Superior Essex Inc. ("Superior Essex" or the "Company") was incorporated in 2003, and on November 10, 2003, pursuant to a Plan of Reorganization under Chapter 11 of the Bankruptcy Code, acquired the assets and business formerly conducted by Superior TeleCom Inc. ("Superior TeleCom").

        "I am very pleased with the progress we have made on multiple fronts over the past four months since Superior Essex acquired the operations of Superior TeleCom. Our corporate organization is fully operational, our businesses are stabilizing, our operating results were consistent with our expectations, our new capital structure is providing the intended financial flexibility to support our business plan and our outlook is for a profitable 2004", stated Stephen Carter, Chief Executive Officer of Superior Essex. Mr. Carter joined the Company in November 2003, coincident with the Superior Essex acquisition of the operations of Superior TeleCom.

Financial Results Presentation and Supplemental Disclosures

        The financial results reported by Superior Essex for the December 31, 2003 fiscal period include the operating results for the seven week period from November 11, 2003 (the date of the acquisition and the consummation of the Plan of Reorganization) through December 31, 2003. Also reported herein are the historical results for Superior TeleCom for the period from January 1 through November 10, 2003 and for the December 31, 2002 fiscal year. The financial results of Superior Essex are not necessarily comparative with the historical financial results of Superior TeleCom due to the adoption by Superior Essex of "fresh-start" reporting (resulting in an adjustment to the carrying value of certain assets and liabilities) and the significant change in capital structure resulting from the Plan of Reorganization.

        The Company is providing certain supplemental comparative financial information on a combined basis for Superior Essex and Superior TeleCom for the 2003 fourth quarter and fiscal year periods. This combined financial information is presented on both a consolidated and business segment basis, including supplemental segment data in 2002 segregating businesses sold in December 2002. The usefulness of this information may be limited due to the aforementioned factors, including the application of fresh-start reporting.

        The Company is providing certain supplemental Adjusted EBITDA comparisons (defined as earnings before interest, taxes, depreciation, amortization, loss on asset sale and impairments and restructuring items and other charges), which is a non-GAAP financial measure. This Company-defined measure is being provided because management believes that it is useful in analyzing the underlying operating performance of the business before the impact of various reorganization and other charges incurred during, after, and for the periods leading up to, Superior TeleCom's financial restructuring. A reconciliation of Adjusted EBITDA to GAAP Operating Income has been provided in the supporting tables included herein.

        Due to the increase in copper costs from 2002 to 2003, the Company is also providing supplemental sales data, adjusted to a constant $0.80 per pound COMEX cost of copper to aid in a comparison of period-to-period revenues.

Reported Historical Financial Results

        For the seven week period from November 11 through December 31, 2003, Superior Essex reported revenues of $126.4 million and a net loss of $2.4 million, or $0.15 per share. The reported net loss included pre tax restructuring items and other charges of $1.2 million ($0.05 per share after tax), consisting principally of professional fees related to the implementation of the Plan of Reorganization and employee retention and severance payments.

        For the period from January 1 through November 10, 2003, Superior TeleCom reported revenues of $861.6 million and net income of $877.7 million. Net income for the period included an $890.7 million gain from reorganization items, principally consisting of a gain on debt cancellation from the Chapter 11 financial restructuring.

Reportable Business Segments

        In 2002 and 2003, reported operating segments included Communications Cable and Magnet Wire and Distribution. The 2002 operating results also included the Electrical segment, and the results of DNE Systems Inc. and Superior Cables Ltd. (which were included in the Communications Cable segment in 2002) through the date of their sale in December 2002.

        Upon the sale of the Electrical segment, copper rod capacity became available that was previously used to service the internal requirements of the Electrical segment. As a result, after the sale of the Electrical segment Superior TeleCom began, and Superior Essex continued, the sale of copper rod to third parties, resulting in separate reporting of revenues from outside copper rod sales for one month in 2002 and for all of 2003.

Supplemental Disclosures—Combined Operating Results

        For the quarter ended December 31, 2003, combined revenues of Superior Essex and Superior TeleCom were $242.1 million, compared to $303.2 million for the same period in 2002. Included in fourth quarter 2002 revenues were $109.6 million in revenues from businesses sold. Excluding revenues from business sold in 2002, combined revenues increased $48.5 million, or 25%, in the 2003 fourth quarter, resulting principally from increased copper rod sales and the impact on net sales of higher average copper costs in the 2003 period.

        Combined operating income totaled $0.6 million in the fourth quarter of 2003, compared to an operating loss of $394.9 million in the same period of 2002. The increase in operating income primarily reflects a $393.1 million loss on asset sale, asset impairment, restructuring and other charges in the fourth quarter of 2002, as compared to $2.9 million of restructuring and other charges for the fourth quarter of 2003.

        Combined Adjusted EBITDA was $9.2 million in the fourth quarter of 2003, compared to $8.1 million in the fourth quarter of 2002. The increase in Adjusted EBITDA was the result of several factors, including comparative growth in the Communications Cable segment Adjusted EBITDA, lower corporate expenses, and the impact in 2002 of losses from businesses sold, partially offset by a comparative decline in Adjusted EBITDA from the Magnet Wire and Distribution segment.

        For the year ended December 31, 2003, combined revenues were $988.0 million, compared to $1.44 billion for the same period in 2002. The 2002 full year revenues included $581.3 million in revenues from businesses sold. Excluding revenues from businesses sold in 2002, revenues increased $129.3 million in 2003, or 15%, again due principally to higher outside sales of copper rod and the impact on net sales of higher average copper costs in the 2003 period.

        Combined operating income for the year ended December 31, 2003 was $15.3 million, compared to an operating loss of $513.0 million for the full year in 2002. The increase in operating income primarily reflects a $540.4 million loss on asset sale, asset impairment, restructuring and other charges in 2002, as compared to $9.8 million of restructuring and other charges in 2003.

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        Combined Adjusted EBITDA for the 2003 fiscal year was $53.6 million, compared to $72.5 million in 2002. The 2003 fiscal year decline in Adjusted EBITDA was attributable to $4.6 million in Adjusted EBITDA from businesses sold in 2002, as well as a year over year decline in Adjusted EBITDA from the Company's Magnet Wire and Distribution business segment.

Supplemental Disclosures—Business Segment Operating Results

        On a business segment basis, the Communications Cable segment recorded combined revenues of $81.3 million in the fourth quarter of 2003, compared to $97.0 million in the fourth quarter of 2002. Adjusted to a constant cost of copper ("copper adjusted"), and excluding revenues from businesses sold in 2002, revenues increased 15% in the fourth quarter of 2003 as compared to 2002. The 2003 fourth quarter adjusted revenue gains were attributable to stabilizing conditions in the telecommunications market and further enhanced by one-time orders from a major telephone company customer. For the full year, copper adjusted revenues excluding businesses sold declined by 4% as compared to 2002.

        In the Magnet Wire and Distribution segment, combined revenues for the fourth quarter increased by 3% over the fourth quarter of 2002. On a copper adjusted basis, revenues declined 3% as compared to the fourth quarter of 2002 and declined 5% for the 2003 full year. The 2003 decline in revenues reflects continued weak economic conditions in this segment's principal industrial markets.

Debt, Capital Structure and Liquidity

        The Company reported total debt at December 31, 2003 of $200 million, a reduction of nearly $1 billion as compared to Superior TeleCom's total debt at December 31, 2002. Total stockholders' equity at December 31, 2003 was $163.9 million.

        The Company's total debt at December 31, 2003 included $145 million in 9.5% Senior Notes (due in 2008), $42 million drawn on its $120 million revolving credit facility (due in 2007) and $13 million in other debt. In January 2004 the Company received ratings from Standard & Poors and Moody's on its corporate debt, achieving a credit rating of BB/B1 on the revolving credit facility and B+/B2 on the Senior Notes.

        At December 31, 2003, the Company had $74 million in cash and available liquidity under its revolving credit facility.

Stephen Carter's CEO Comments

        "We have made significant advances since the completion of the financial restructuring and the emergence of Superior Essex as the new parent company for our $1 billion wire and cable operations.

        "At the corporate level, we have established a new Board of Directors that is working hand in hand with me and senior management on tactical, strategic, and applicable corporate compliance matters. We have also recently completed the registration of Superior Essex common shares and our stock is now trading in the public markets on the OTC Bulletin Board. As our shareholder base continues to grow, we will seek a listing as soon as possible on the NASDAQ National Market system which should provide our shareholders more liquidity and increase Superior Essex exposure in the investment community.

        "From a capital structure perspective, the financial restructuring that was completed last November resulted in a solid balance sheet and strong liquidity. With more than $70 million of cash and available liquidity on our revolving credit facility at year end, $17-18 million in annual interest expense and no near term debt principal amortization, we should have the financial resources necessary to drive organic and strategic growth in our core businesses.

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        "In terms of operating results, we did report a net loss for the seven week period ended December 31, 2003 of $2.4 million. However, November and December are by far our slowest seasonal months in both of our core business segments, and the results we reported for this stub period were in line with our expectations. We do expect profitable results in the first quarter of 2004 and for the full year.

        "We did achieve year over year revenue growth and a comparative increase in operating income and Adjusted EBITDA in the fourth quarter despite lower pricing levels in both of our key core markets. This performance reflects increased revenues in our Communications Cable segment, manufacturing cost absorption improvements, and lower corporate costs.

        "On a business segment basis, our Communications Cable segment recorded the first quarterly year over year revenue increase since 2000. This business is substantially impacted by conditions in the telecommunications market which we believe reached a trough in the fourth quarter of 2002. In 2003, revenues in this segment were reasonably stable, with year over year revenue comparisons improving progressively through the year. Our near-term outlook is for the continuation of stable demand at the current historically depressed levels in this industry.

        "In our Magnet Wire and Distribution segment, the main demand drivers are industrial production (capital and durable goods) and, secondarily, automotive production and commercial construction. While the economy has experienced generally broad based economic expansion in the second half of 2003, the industrial markets have continued to lag the general recovery, resulting in the year over year revenue and operating profit decline in this segment. We do believe the economic recovery will impact our end markets favorably in 2004, with demand levels generally in line with what we experienced in 2003.

Outlook

        "As we approach 2004, we have reasons to be cautiously optimistic, including the stabilization we experienced in our core markets in 2003 and recent industry indicators that imply an opportunity for moderate top line demand strengthening in 2004. However, both of our core markets are extremely competitive, with industry wide excess capacity. Additionally, we must contend with continued demand leakage from certain of our magnet wire customers that are relocating production to lower cost overseas locations.

        "Considering all of these dynamics, we believe we will experience generally stable EBITDA levels in 2004 and overall positive net income. In the first quarter of 2004, we would expect positive net income and seasonally stronger revenues and EBITDA as compared to the fourth quarter of 2003."

Analyst Call Information

        Superior Essex will host an analyst call at 10 a.m. (ET), March 5, 2004. During the call, the Company will discuss earnings results and will provide general business updates.

        The dial-in number for financial analysts is 800-362-0571. To participate, please dial in a few minutes before the scheduled time. The media and the public are invited to listen to the call at www.superioressex.com.

        A replay of the call will be available through March 9, 2004 by dialing 888-566-0167. A webcast replay will also be archived for a limited period on the Company's website at www.superioressex.com.

About Superior Essex

        Superior Essex Inc. is one of the largest North American wire and cable manufacturers and among the largest wire and cable manufacturers in the world. Superior Essex manufactures a broad portfolio of wire

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and cable products with primary applications in the communications, magnet wire, and related distribution markets. The Company is a leading manufacturer and supplier of copper and fiber optic communications wire and cable products to telephone companies, distributors and system integrators; a leading manufacturer and supplier of magnet wire and fabricated insulation products to major original equipment manufacturers (OEM) for use in motors, transformers, generators and electrical controls; and a distributor of magnet wire, insulation, and related products to smaller OEMs and motor repair facilities. Additional information can be found on the Company's web site at www.superioressex.com.

        Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, production and timing of customer orders, the impact of competitive products and pricing, changing economic conditions, including changes in short-term interest rates and foreign exchange rates, the migration of magnet wire demand to China; and our ability to operate within the framework of our new credit facility and senior notes and other risk factors detailed in Superior Essex's and Superior TeleCom's filings with the Securities and Exchange Commission.

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Superior Essex Inc.
Consolidated Income Statement (1)
Quarter to Date Ending December 31, 2003
($ in millions)

	Superior Essex Inc.	Superior TeleCom Inc.
	11/11/03—12/31/03	10/1/03—11/10/03	10/1/02—12/31/02
Net sales	$126.4	$115.7	$303.2
Cost of sales	116.3	102.5	272.4

Gross profit	10.1	13.2	30.8
Other operating expenses:
Selling, general and administrative	10.3	9.5	32.6
Loss on asset sale and impairments	—	—	388.1
Restructuring items and other charges	1.2	1.7	5.0

Total other operating expenses	11.5	11.2	425.7

Operating income (loss)	(1.4)	2.0	(394.9)
Other income (expense):
Interest expense	(2.7)	(1.5)	(31.6)
Other, net	0.4	(0.5)	(0.6)

Total other income (expense)	(2.3)	(2.0)	(32.2)

Income (loss) before reorganization items, income taxes, distribution on preferred securities and minority interest	(3.7)	—	(427.1)
Reorganization items (2)	—	931.0	—
Income tax benefit	1.3	0.5	35.5
Distributions on preferred securities	—	—	(4.2)
Minority interest in subsidiary	—	—	0.4

Net income (loss)	$(2.4)	$931.5	$(395.4)

Earnings (loss) per common share
Basic	$(0.15)	$42.64	$(18.49)
Diluted	$(0.15)	$36.28	$(18.49)
Shares used for computation (000s)
Basic	16,500	21,845	21,383
Diluted	16,500	25,676	21,383

(1)
Pursuant to a Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Superior TeleCom Inc. was dissolved as of November 10, 2003. All existing common shares were cancelled and the assets were sold to Superior Essex Inc., a newly formed company. Superior Essex Inc. financial results reflect the issuance of new debt and equity securities in accordance with Superior TeleCom Inc.'s Plan of Reorganization, and the application of fresh-start reporting. Superior Essex Inc.'s financial results are therefore not comparable with those of Superior TeleCom Inc.

(2)
Reorganization items for the period 10/1/03 to 11/10/03 consist of the following:

Professional fees	$(7.4)
Gain on cancellation of debt	976.4
Write-off deferred debt issue costs	(22.9)
Fresh-start adjustments	(12.1)
Other	(3.0)

Total	$931.0

Superior Essex Inc.
Consolidated Income Statement (1)
Year to Date Ending December 31, 2003
($ in millions)

	Superior Essex Inc.	Superior TeleCom Inc.
	11/11/03—12/31/03	1/1/03—11/10/03	1/1/02—12/31/02
Net sales	$126.4	$861.6	$1,440.0
Cost of sales	116.3	764.3	1,268.7

Gross profit	10.1	97.3	171.3
Other operating expenses:
Selling, general and administrative	10.3	72.0	143.9
Loss on asset sale and impairments	—	—	502.6
Restructuring items and other charges	1.2	8.6	37.8

Total other operating expenses	11.5	80.6	684.3

Operating income (loss)	(1.4)	16.7	(513.0)
Other income (expense):
Interest expense	(2.7)	(26.7)	(114.3)
Other, net	0.4	(0.7)	(2.9)

Total other income (expense)	(2.3)	(27.4)	(117.2)

Income (loss) before reorganization items, income taxes, distribution on preferred securities, minority interest and cumulative effect of accounting change	(3.7)	(10.7)	(630.2)
Reorganization items (2)	—	890.7	—
Income tax benefit	1.3	2.8	106.7
Distributions on preferred securities	—	(5.1)	(16.7)
Minority interest in subsidiary	—	—	3.4

Income (loss) before cumulative effect of accounting change	(2.4)	877.7	(536.8)
Cumulative effect of accounting change	—	—	(424.5)

Net income (loss)	$(2.4)	$877.7	$(961.3)

Earnings (loss) per common share
Basic	$(0.15)	$40.25	$(45.16)
Diluted	$(0.15)	$34.43	$(45.16)
Shares used for computation (000s)
Basic	16,500	21,809	21,287
Diluted	16,500	25,640	21,287

(1)
Pursuant to a Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Superior TeleCom Inc. was dissolved as of November 10, 2003. All existing common shares were cancelled and the assets were sold to Superior Essex Inc., a newly formed company. Superior Essex Inc. financial results reflect the issuance of new debt and equity securities in accordance with Superior TeleCom Inc.'s Plan of Reorganization, and the application of fresh-start reporting. Superior Essex Inc.'s financial results are therefore not comparable with those of Superior TeleCom Inc.

(2)
Reorganization items for the period 1/1/03 to 11/10/03 consist of the following:

Professional fees	$(18.6)
Gain on cancellation of debt	976.4
Write-off deferred debt issue costs	(26.4)
Adjustments to pre-petition liabilities	(27.1)
Fresh-start adjustments	(12.1)
Other	(1.5)

Total	$890.7

Superior Essex Inc.
Consolidated Balance Sheet (1)
($ in millions)

	Superior Essex Inc.	Superior TeleCom Inc.
	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash & cash equivalents	$10.6	$7.1
Accounts receivable, net	100.9	84.5
Inventories, net	119.8	104.4
Other current assets	23.3	65.2

Total current assets	254.6	261.2

Property, plant and equipment (net of accumulated depreciation)	223.3	275.1
Other assets	9.0	34.3

TOTAL ASSETS	$486.9	$570.6

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$42.7	$57.7
Current portion of long-term debt	—	1,107.2
Accounts payable	35.9	32.4
Accrued expenses	58.2	75.5

Total current liabilities	136.8	1,272.8

Long-term debt	157.0	—
Other long-term liabilities	29.2	44.5

Total liabilities	323.0	1,317.3

Trust convertible preferred securities	—	137.3
Stockholders' equity (deficit)	163.9	(884.0)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$486.9	$570.6

(1)
Pursuant to a Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Superior TeleCom Inc. was dissolved as of November 10, 2003. All existing common shares were cancelled and the assets were sold to Superior Essex Inc., a newly formed company. Superior Essex Inc.'s balance sheet reflects the extinguishment of Superior TeleCom Inc.'s existing debt and certain other liabilitites, the issuance of new debt and equity securities of Superior Essex Inc. in accordance with Superior TeleCom Inc.'s Plan of Reorganization, and the application of fresh-start reporting, resulting in the revaluation of certain assets and liabilities. Accordingly, Superior Essex Inc.'s balance sheet is not comparable with the balance sheet of Superior TeleCom Inc.

Superior Essex Inc.
Combined Financial Information (1), (2)
Periods Ending December 31, 2003 and December 31, 2002
($ in millions)

	Quarter to Date		Year to Date
	3 months ended 12/31/03 (2)	3 months ended 12/31/02	12 months ended 12/31/03 (2)	12 months ended 12/31/02
Net sales	$242.1	$303.2	$988.0	$1,440.0
Cost of sales	218.8	272.4	880.6	1,268.7

Gross profit	23.3	30.8	107.4	171.3
Other operating expenses:
Selling, general and administrative	19.8	32.6	82.3	143.9
Loss on asset sale and impairments	—	388.1	—	502.6
Restructuring items and other charges	2.9	5.0	9.8	37.8

Total other operating expenses	22.7	425.7	92.1	684.3

Operating income (loss) (3)	$0.6	$(394.9)	$15.3	$(513.0)

Net sales by segment
Communications Cable	$81.3	$97.0	$340.2	$490.6
Magnet Wire and Distribution	115.3	111.8	476.1	493.7
Copper Rod	45.5	12.6	171.7	13.7
Electrical	—	81.8	—	442.0

	$242.1	$303.2	$988.0	$1,440.0

(1)
Pursuant to a Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Superior TeleCom Inc. was dissolved as of November 10, 2003. All existing common shares were cancelled and the assets were sold to Superior Essex Inc., a newly formed company. Superior Essex Inc. financial results reflect the issuance of new debt and equity securities in accordance with Superior TeleCom Inc.'s Plan of Reorganization, and the application of fresh-start reporting, including in certain instances, new cost bases and depreciation bases for the assets acquired from Superior TeleCom Inc.

(2)
The combined operating results for the three and twelve months ended December 31, 2003 reflect the combination of results of Superior Essex Inc. from November 11, 2003 to December 31, 2003 and the results of Superior TeleCom Inc. for the applicable period prior to November 11, 2003. The results of operations for the three and twelve months ended December 31, 2002 reflect the historical operations of Superior TeleCom Inc. The information is provided for comparative purposes only, but the value of such a comparison may be limited. The combined financial information for the three and twelve month periods in 2003 is merely additive and does not give pro forma effect to the transactions provided for in the Plan of Reorganization or the application of fresh-start reporting.

(3)
Operating income (loss) is before other income and expense, reorganization items, interest expense, income taxes, preferred securities distributions and minority interest in subsidiaries.

Superior Essex Inc.
Supplemental Combined Financial Information (1)
Periods Ending December 31, 2003 and December 31, 2002
($ in millions)

	Quarter to Date		Year to Date
	3 months ended 12/31/03 (2) (3)	3 months ended 12/31/02 (3)	12 months ended 12/31/03 (2)(3)	12 months ended 12/31/02 (3)
Net sales
Net sales
Communications Cable	$81.3	$69.1	$340.2	$351.3
Magnet Wire and Distribution	115.3	111.9	476.1	493.7
Copper Rod	45.5	12.6	171.7	13.7
Businesses Sold	—	109.6	—	581.3

	$242.1	$303.2	$988.0	$1,440.0

Net sales, copper price adjusted (4)
Communications Cable	$81.3	$70.9	$344.7	$360.9
Magnet Wire and Distribution	112.8	116.2	482.1	509.4
Copper Rod	39.5	12.6	170.3	13.7
Businesses Sold	—	118.3	—	614.8

	$233.6	$318.0	$997.1	$1,498.8

Adjusted EBITDA (5)
Operating income (loss)	$0.6	$(394.9)	$15.3	$(513.0)
Add back:
Loss on asset sale and impairments	—	388.1	—	502.6
Restructuring items and other charges	2.9	5.0	9.8	37.8
Other	—	1.4	0.7	2.6

Total add back:	2.9	394.5	10.5	543.0
Depreciation	5.7	8.5	27.8	42.5

Adjusted EBITDA	$9.2	$8.1	$53.6	$72.5

Adjusted EBITDA by segment (3)
Communications Cable	$5.8	$3.4	$31.0	$32.4
Magnet Wire and Distribution	5.2	9.3	32.1	48.1
Copper Rod	0.9	—	1.2	—
Businesses Sold	—	(1.4)	—	4.6
Corporate	(2.7)	(3.2)	(10.7)	(12.6)

	$9.2	$8.1	$53.6	$72.5

(1)
Pursuant to a Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Superior TeleCom Inc. was dissolved as of November 10, 2003. All existing common shares were cancelled and the assets were sold to Superior Essex Inc., a newly formed company. Superior Essex Inc. financial results reflect the issuance of new debt and equity securities in accordance with Superior TeleCom Inc.'s Plan of Reorganization, and the application of fresh-start reporting, including in certain instances, new cost bases and depreciation bases for the assets acquired from Superior TeleCom Inc.

(2)
The combined operating results for the three and twelve months ended December 31, 2003 reflect the combination of results of Superior Essex Inc. from November 11, 2003 to December 31, 2003 and the results of Superior TeleCom Inc. for the applicable period prior to November 11, 2003. The results of operations for the three and twelve months ended December 31, 2002 reflect the historical operations of Superior TeleCom Inc. The information is provided for comparative purposes only, but the value of such a comparison may be limited. The combined financial information for the three and twelve month periods in 2003 is merely additive and does not give pro forma effect to the transactions provided for in the plan of reorganization or the application of fresh-start reporting.

(3)
Pro forma segment data has been adjusted to reflect the sale in December 2002 of Superior TeleCom Inc.'s Electrical segment, its wholly owned subsidiary DNE Systems, and its majority owned subsidiary Superior Israel. Financial results of DNE Systems and Superior Israel were reported in 2002 within the Communications Cable segment.

(4)
Due to the increase in copper costs from 2002 to 2003, the Company is providing supplemental sales data, adjusted to a constant $0.80/lb COMEX cost of copper to aid in a comparison of period-to-period revenues.

(5)
The Company has provided Adjusted EBITDA comparisons (defined as earnings before interest, taxes, depreciation, amortization, loss on asset sale and impairments and restructuring items and other charges), which is a non-GAAP financial measure. The Company-defined measure is being provided because management believes that it is useful in analyzing the underlying operating performance of the business before the impact of various reorganization and other charges incurred during, after, and for the periods leading up to, Superior TeleCom Inc.'s financial restructuring. A reconciliation of Adjusted EBITDA to GAAP Operating Income has been provided.

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  Exhibit 99.1
Superior Essex Inc. Consolidated Income Statement Quarter to Date Ending December 31, 2003 ($ in millions)
Superior Essex Inc. Consolidated Income Statement Year to Date Ending December 31, 2003 ($ in millions)
Superior Essex Inc. Consolidated Balance Sheet ($ in millions)
Superior Essex Inc. Supplemental Combined Financial Information Periods Ending December 31, 2003 and December 31, 2002 ($ in millions)
Superior Essex Inc. Supplemental Combined Financial Information Periods Ending December 31, 2003 and December 31, 2002 ($ in millions)